Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2018, in the Registration Statement (Form S-1) and related Prospectus of Inspire Medical Systems, Inc. dated April 6, 2018.

/s/ Ernst & Young LLP

Minneapolis, MN

April 6, 2018